Exhibit 10.1

February 26, 2020

Shannon Logan

Chief of Staff and Operations Manager, NeuBase Therapeutics, Inc.

700 Technology Drive

Pittsburgh, PA 15219

Re: Confirmation of lease extension

Dear Shannon,

NeuBase has the option to extend its current lease at 700 Technology Drive until September 30, 2020. All terms and conditions remain the same from the current lease as amended on July 29, 2019.

Please confirm your decision to extend the lease by signing below. Please let me know if I can answer any questions.

Sincerely,

/s/ Sean C. Luther

Sean C. Luther, Executive Director

The signature below confirms Subtenant’s (NeuBase Therapeutics’) desire to extend the current lease terms at Avenu: 700 Technology Drive until September 30, 2020.

For NeuBase Therapeutics, Inc.:

/s/ Sam Backenroth

Sam Backenroth

CFO & VP, Business Development

Date: 2/26/2020